                                                                    Exhibit 99.2

                                                 Special Meeting Voting
                                        ----------------------------------------
      [TEXACO LOGO]                              Your Vote is Important
      TEXACO
      C/O PROXY SERVICES                You can vote by telephone, through the
      P.O. BOX 9141                     internet, or by mail. Please refer to
      FARMINGDALE, NY 11735             the voting instructions below.

                                        The proxies will vote the shares
                                        represented by this Proxy as you direct.
                                        If you do not tell them how to vote,
                                        they will vote FOR the proposal, and as
                                        they determine on other matters that may
                                        properly come before the meeting OR ANY
                                        ADJOURNMENT THEREOF, INCLUDING AN
                                        ADJOURNMENT OF THE MEETING TO SOLICIT
                                        ADDITIONAL VOTES.
                                        ----------------------------------------

                                        VOTE BY PHONE -- 1-800-890-6903
                                        Use any touch-tone telephone to vote
                                        your proxy 24 hours a day, 7 days a
                                        week. Have your proxy card in hand when
                                        you call. You will be prompted to enter
                                        your 12-digit Control Number, which is
                                        located below, and then follow the
                                        simple instructions the Vote Voice
                                        provides you.

                                        VOTE BY INTERNET -- WWW.PROXYVOTE.COM
                                        Use the Internet to vote your proxy 24
                                        hours a day, 7 days a week. Have your
                                        proxy card in hand when you access the
                                        website. You will be prompted to enter
                                        your 12-digit Control Number, which is
                                        located below, to obtain your records
                                        and create an electronic ballot.

                                        VOTE BY MAIL
                                        Mark, sign and date your proxy card and
                                        return it in the postage-paid envelope
                                        we've provided or return it to Texaco,
                                        Inc., c/o ADP, 51 Mercedes Way,
                                        Edgewood, NY 11717.

                                        If you vote by phone or vote using the
                                        Internet, please do not mail your proxy.

                                                 THANK YOU FOR VOTING

            Admission Ticket
----------------------------------------
This is your Admission Ticket to
Texaco's Special Meeting of
Stockholders. The meeting will be held
at The Houstonian Hotel, 111 North Post
Oak Lane, Houston, Texas, on October 9,
2001, at 10:00 a.m. Please present this
Admission Ticket at one of the
registration stations where you will
be asked to display some form of
personal identification.
----------------------------------------


TO VOTE, MARK ONE OF THE BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    TEXPRX    KEEP THIS PORTION FOR YOUR RECORDS
----------------------------------------------------------------------------------------------------------------------
  TEXACO PROXY         THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED         DETACH AND RETURN THIS PORTION ONLY
----------------------------------------------------------------------------------------------------------------------

[TEXACO LOGO]

                             This Proxy is solicited on behalf of the Board of Directors

I hereby appoint G. F. Tilton, P. J. Lynch, M. H. Rudy, and each of them, as my proxies, with full power of substitution. My proxies are authorized to represent and to vote, as designated below, all Common Stock of Texaco Inc., which I held of record on August 20,
2001, at the Special Meeting of Stockholders to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, on October
9, 2001, at 10:00 a.m. or any adjournment thereof, including an adjournment of the meeting to solicit additional votes.

The Board of Directors of Texaco recommends that its stockholders approve the merger and the merger agreement by voting FOR this proposal.

Vote On Proposal                                                                      For   Against  Abstain

1.  To approve and adopt the Agreement and Plan of Merger, dated as of October        [ ]     [ ]      [ ]
    15, 2000, as amended by Amendment No. 1 thereto dated as of March 30, 2001, among Texaco Inc., Chevron Corporation and Keepep Inc. and the merger of
    Texaco Inc. and a wholly-owned subsidiary of Chevron Corporation as described in the accompanying proxy statement/prospectus. If the merger is completed, holders of Texaco common stock will receive 0.77 shares of
    ChevronTexaco common stock for each share of Texaco common stock they hold.

  ----------------------------------        ----------        ----------------------------------        ----------

  ----------------------------------        ----------        ----------------------------------        ----------
  Signature (PLEASE SIGN WITHIN BOX)           Date           Signature (Joint Owners)                     Date
------------------------------------------------------------------------------------------------------------------